UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2021

CARPARTS.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2050 W. 190th Street, Suite 400, Torrance, CA 90504
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (424) 702-1455

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PRTS	The NASDAQ Stock Market LLC (NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On December 20, 2021, CarParts.com, Inc. (“we” or the “Company”) entered into an Equity Offering Sales Agreement (the “Sales Agreement”) with D.A. Davidson & Co., under which we may issue and sell from time to time shares of our common stock, $0.001 par value per share (the “Shares”), having an aggregate gross sales price of up to $50,000,000 through D.A. Davidson & Co. (the “Agent”), as sales agent, through an “at the market” equity offering program. We have agreed to pay the sales agent a commission of 1.5% of the gross sales price of any Shares sold under the Sales Agreement. We have also agreed to reimburse the Agent for certain of their expenses in an aggregate amount not to exceed $75,000 in connection with the execution of the Sales Agreement, and up to $20,000 in connection with quarterly bring-down procedures under the Sales Agreement.

The sales, if any, of the Shares made under the Sales Agreement will be made by means of ordinary brokers’ transactions on the Nasdaq Global Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Actual sales will depend on a variety of factors to be determined by us from time to time. Under the terms of the Sales Agreement, we may also sell Shares to the Agent as principal for its own account at a price agreed upon at the time of sale.  If we sell Shares to the Agent as principal, we will enter into a separate terms agreement with the Agent.

The Shares will be issued pursuant to our shelf registration statement on Form S-3 (File No. 333-240467).  Concurrently herewith, we are filing a prospectus supplement (the “Prospectus Supplement”), dated December 20, 2021, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

Because there is no minimum offering amount required pursuant to the Sales Agreement, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We expect to use any net proceeds for general corporate purposes, which may include operating expenses, working capital, and to further or execute upon potential strategic transactions or relationships.

The Sales Agreement also contains representations, warranties and certain covenants of the Company. The representations, warranties and covenants contained in the Sales Agreement are made only for purposes of the Sales Agreement and as of specific dates; are solely for the benefit of the parties to the Sales Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of our business or D.A. Davidson & Co. or any of our or their subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Sales Agreement, which subsequent information may or may not be fully reflected in our public disclosures or statements by us or D.A. Davidson & Co. Accordingly, investors should read the representations and warranties in the Sales Agreement not in isolation but only in conjunction with the other information about us or D.A. Davidson & Co. and our or their subsidiaries that the respective companies include in reports, statements and other filings made with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Shares, nor shall there by any offer, solicitation or sale of the Shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Dorsey & Whitney LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of this legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Dorsey & Whitney LLP

10.1	Equity Offering Sales Agreement, dated December 20, 2021, by and among the Company and D.A. Davidson & Co.

23.1	Consent of Dorsey & Whitney LLP (included as part of Exhibit 5.1)

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2021	CARPARTS.COM, INC.

	By:	/s/ David Meniane
	Name:	David Meniane
	Title:	Chief Financial Officer and Chief Operating Officer